Exhibit 99.2
4th Quarter 2015

Fourth Quarter 2015

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws.   All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.  Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.   The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and for development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans;  the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures,  properties in which it has joint ownership and corporations and limited partnerships in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; or any breach of the Company’s privacy or information security systems.  Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and may be discussed in subsequent filings with the SEC.  The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Supplemental Financial Data	2 | Page

4th Quarter 2015

Consolidated Statements Of Operations

(In thousands, except per share data) - (Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenues
Rental	$91,784	$87,390	$360,615	$355,583
Other property revenues	5,308	5,107	22,182	21,237
Other	285	316	1,209	992
Total revenues	97,377	92,813	384,006	377,812

Expenses
Property operating and maintenance (exclusive of items
shown separately below)	41,014	38,893	165,356	162,959
Depreciation	22,710	21,145	87,458	84,759
General and administrative	4,569	5,020	18,558	17,898
Investment and development (1)	33	206	616	2,366
Other investment costs (1)	66	61	519	768
Other expenses (2)	-	513	-	2,266
Total expenses	68,392	65,838	272,507	271,016

Operating income	28,985	26,975	111,499	106,796

Interest income	10	41	168	135
Interest expense	(7,814)	(8,751)	(31,587)	(40,286)
Amortization of deferred financing costs	(433)	(429)	(1,747)	(2,282)
Equity in income of unconsolidated real estate entities, net	640	380	2,208	1,788
Gains on sales of real estate assets, net (3)	-	683	1,475	190,370
Other income (expense), net	(421)	605	(1,026)	19
Net loss on extinguishment of indebtedness (4)	-	-	(197)	(18,357)
Net income	20,967	19,504	80,793	238,183
Noncontrolling interests - consolidated real estate entities	-	-	-	(22,554)
Noncontrolling interests - Operating Partnership	(44)	(45)	(170)	(509)
Net income available to the Company	20,923	19,459	80,623	215,120
Dividends to preferred shareholders	(922)	(922)	(3,688)	(3,688)
Net income available to common shareholders	$20,001	$18,537	$76,935	$211,432

Per common share data - Basic (5)
Net income available to common shareholders	$0.37	$0.34	$1.41	$3.89
Weighted average common shares outstanding - basic	53,936	54,348	54,290	54,262
Per common share data - Diluted (5)
Net income available to common shareholders	$0.37	$0.34	$1.41	$3.88
Weighted average common shares outstanding - diluted	53,955	54,394	54,306	54,353

See Notes to Consolidated Financial Statements on page 6

Supplemental Financial Data	3 | Page

4th Quarter 2015

Funds From Operations And Adjusted Funds From Operations

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Year ended
	December 31,		December 31,
Funds From Operations	2015	2014	2015	2014
Net income available to common shareholders	$20,001	$18,537	$76,935	$211,432
Noncontrolling interests - Operating Partnership Unitholders	44	45	170	509
Depreciation on consolidated real estate assets, net (6)	22,175	20,804	85,872	83,599
Depreciation on real estate assets held in unconsolidated entities	301	299	1,200	1,181
Gains on sales of depreciable real estate assets	-	-	(1,475)	(188,106)
Noncontrolling interest share of gains on sales of depreciable
real estate assets	-	-	-	24,074
Non-cash impairment charge on depreciable real estate	-	450	-	450
Funds from operations available to common
shareholders and unitholders (A)	$42,521	$40,135	$162,702	$133,139

Funds from operations available to common
shareholders and unitholders - core operations (B)	$42,521	$39,452	$162,702	$130,875
Funds from operations available to common
shareholders and unitholders - condominiums	-	683	-	2,264
Funds from operations available to common
shareholders and unitholders (A)	$42,521	$40,135	$162,702	$133,139
Adjusted Funds From Operations
Funds from operations available to common
shareholders and unitholders (A)	$42,521	$40,135	$162,702	$133,139
Annually recurring capital expenditures	(4,946)	(3,817)	(16,492)	(13,943)
Periodically recurring capital expenditures	(4,856)	(2,085)	(9,381)	(8,137)
Non-cash straight-line adjustment for ground lease expenses	112	115	451	464
Net loss on early extinguishment of indebtedness	-	-	197	18,357
Noncontrolling interest share of net loss on early
extinguishment of indebtedness	-	-	-	(1,737)
Adjusted funds from operations available to common
shareholders and unitholders (7) (C)	$32,831	$34,348	$137,477	$128,143

Adjusted funds from operations available to common
shareholders and unitholders - core operations (7) (D)	$32,831	$33,665	$137,477	$125,879
Adjusted funds from operations available to common
shareholders and unitholders - condominiums (7)	-	683	-	2,264
Adjusted funds from operations available to common
shareholders and unitholders (7) (C)	$32,831	$34,348	$137,477	$128,143
Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.78	$0.73	$2.98	$2.44
Funds from operations per share or unit - core operations (B÷E)	$0.78	$0.72	$2.98	$2.40
Adjusted funds from operations per share or unit, as defined (7) (C÷E)	$0.61	$0.63	$2.52	$2.35
Adjusted funds from operations per share or unit - core operations (7) (D÷E)	$0.61	$0.62	$2.52	$2.31
Dividends declared	$0.44	$0.40	$1.72	$1.56
Weighted average shares outstanding (8)	54,091	54,522	54,438	54,478
Weighted average shares and units outstanding (8) (E)	54,212	54,643	54,559	54,608

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

Supplemental Financial Data	4 | Page

4th Quarter 2015

Consolidated Balance Sheets

(In thousands, except per share data)

	December 31,	December 31,
	2015	2014
	(Unaudited)
Assets
Real estate assets
Land	$322,566	$317,077
Building and improvements	2,406,425	2,323,626
Furniture, fixtures and equipment	329,854	304,534
Construction in progress	151,270	86,971
Land held for future investment	16,730	33,197
	3,226,845	3,065,405
Less: accumulated depreciation	(1,023,652)	(937,310)
Assets held for sale, net of accumulated depreciation of $207 at December 31, 2014	-	672
Total real estate assets	2,203,193	2,128,767
Investments in and advances to unconsolidated real estate entities	3,856	4,059
Cash and cash equivalents	28,611	140,512
Restricted cash	3,881	3,572
Deferred financing costs, net	6,948	5,117
Other assets	25,343	29,771
Total assets	$2,271,832	$2,311,798

Liabilities, redeemable common units and equity
Indebtedness	$889,537	$892,459
Accounts payable, accrued expenses and other	74,855	70,616
Investments in unconsolidated real estate entities	15,873	16,624
Dividends and distributions payable	23,819	21,852
Accrued interest payable	4,051	4,229
Security deposits and prepaid rents	13,537	12,972
Total liabilities	1,021,672	1,018,752

Redeemable common units	7,133	7,086
Commitments and contingencies
Equity
Company shareholders' equity
Preferred stock, $.01 par value, 20,000 authorized: 8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized: 54,632 and 54,632 shares issued and 54,012 and 54,509 shares outstanding at December 31, 2015 and 2014, respectively	546	546
Additional paid-in-capital	1,117,627	1,114,851
Accumulated earnings	167,791	185,001
Accumulated other comprehensive income (loss)	(3,356)	(3,675)
	1,282,617	1,296,732
Less common stock in treasury, at cost, 706 and 207 shares at December 31, 2015 and 2014, respectively	(41,135)	(10,772)
Total Company shareholders' equity	1,241,482	1,285,960
Noncontrolling interests - consolidated real estate entities	1,545	-
Total equity	1,243,027	1,285,960
Total liabilities, redeemable common units and equity	$2,271,832	$2,311,798

Supplemental Financial Data	5 | Page

4th Quarter 2015

Notes to Consolidated Financial Statements

And Reconciliation of Funds From Operations and Adjusted Funds From Operations

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects.  Other investment costs primarily include land carry costs, principally property taxes and assessments.

2)

Other expenses in 2014 included $1,066 related to the upgrade of the Company’s operating and financial software systems, casualty losses of $750 and non-cash impairment expenses of $450 to write down a commercial property.

3)

In 2015, the Company sold a retail asset and recognized a gain of $1,773.  Additionally in 2015, gains on sales of real estate assets included state tax expense of $298 related to an asset sale.  In 2014, the Company also sold a portion of a retail asset and recognized a gain of $281.

In 2014, the Company classified three communities, containing 645 units, as held for sale, including one community containing 308 units in Houston, Texas and two communities containing 337 units in New York, New York. These communities were sold in the second and third quarters of 2014, and the Company recognized gains on sales for the year ended December 31, 2014 of $187,825 ($163,751 net of noncontrolling interest). The Company determined that these communities did not meet the criteria for discontinued operations reporting and, accordingly, the results of operations and gains on sales of the communities were included in continuing operations.  The revenues, expenses and net income, including gains on sales of real estate assets and losses on early extinguishment of indebtedness, associated with these three communities in 2014 were as follows:

Year ended
December 31, 2014

Revenues
Rental	$14,003
Other property revenues	165
Total revenues	14,168
Property operating and maintenance expenses	(7,011)
Net operating income	7,157
Other expenses
Depreciation	(1,239)
Interest	(3,474)
Amortization of deferred financing costs	(158)
Net loss on extinguishment of indebtedness	(14,070)
Total other expenses	(18,941)
Gains on sales of real estate assets	187,825
Net income	$176,041
Net income, net of noncontrolling interest	$153,456

For the three months and year ended December 31, 2014, the Company recognized aggregate gains on condominium sales activities of $683 and $2,264, respectively.

4)

In January 2015, the Company refinanced its unsecured lines of credit and term loan facilities. In connection with the refinancing, the Company recognized an extinguishment loss of $197 related to the write-off of a portion of unamortized deferred loan costs. In 2014, the Company recognized extinguished losses of $18,357, or $16,620 net of noncontrolling interest, related to prepayment premiums and the write off of unamortized loans associated with the prepayment of secured mortgage indebtedness in conjunction with apartment community sales.

Supplemental Financial Data	6 | Page

4th Quarter 2015

5)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of December 31, 2015, there were 54,133 Operating Partnership units outstanding, of which 54,012, or 99.8%, were owned by the Company.

6)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $46 and $314 for the three months and $987 and $3,914 for the years ended December 31, 2015 and 2014, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

8)

Diluted weighted average shares and units include the impact of dilutive securities totaling 19 and 46 for the three months and 16 and 91 for the year ended December 31, 2015 and 2014, respectively.  Additionally, basic and diluted weighted average shares and units include the impact of non-vested shares and units totaling 136 and 128 for the three months and 132 and 125 for the year ended December 31, 2015 and 2014, respectively, for the computation of FFO per share.  Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

Supplemental Financial Data	7 | Page

4th Quarter 2015

Same Store Results

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year.  Same store net operating income is a supplemental non-GAAP financial measure.  See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 26 for a year-to-date margin analysis.  The operating performance and capital expenditures of the 50 communities containing 18,780 apartment units which were fully stabilized as of January 1, 2014, are summarized in the table below.

	Three months ended			Year ended
	December 31,		%	December 31,		%
	2015	2014	Change	2015	2014	Change
Revenues:
Rental and other revenue	$ 82,649	$ 80,129	3.1%	$ 327,622	$ 318,747	2.8%
Utility reimbursements	2,659	2,634	0.9%	10,508	10,289	2.1%
Total rental and other revenues	85,308	82,763	3.1%	338,130	329,036	2.8%
Property operating and maintenance expenses:
Personnel expenses	6,305	6,560	(3.9)%	26,778	26,767	0.0%
Utility expense	4,166	4,143	0.6%	16,909	16,769	0.8%
Real estate taxes and fees	13,359	12,595	6.1%	54,363	51,365	5.8%
Insurance expenses	1,848	1,195	54.6%	5,687	5,184	9.7%
Building and grounds repairs and maintenance (1)	4,324	4,296	0.7%	18,397	18,126	1.5%
Ground lease expense	230	230	-	920	920	-
Other expenses	2,100	1,991	5.5%	8,751	7,943	10.2%
Total property operating and maintenance expenses
(excluding depreciation and amortization)	32,332	31,010	4.3%	131,805	127,074	3.7%
Same store net operating income	$ 52,976	$ 51,753	2.4%	$ 206,325	$ 201,962	2.2%
Same store net operating income margin	62.1%	62.5%	(0.4)%	61.0%	61.4%	(0.4)%
Capital expenditures (2)
Annually recurring	$ 4,524	$ 3,601	25.6%	$ 15,694	$ 13,156	19.3%
Periodically recurring	3,942	1,452	171.5%	7,615	4,628	64.5%
Total capital expenditures (A)	$ 8,466	$ 5,053	67.5%	$ 23,309	$ 17,784	31.1%
Total capital expenditures per unit
(A ÷ 18,780 units)	$ 451	$ 269	67.7%	$ 1,241	$ 947	31.0%
Average monthly rental rate per unit (3)	$ 1,465	$ 1,434	2.2%	$ 1,453	$ 1,421	2.3%
Gross turnover (4)	38.0%	43.1%	(5.1)%	48.6%	55.2%	(6.6)%
Net turnover (5)	34.9%	39.0%	(4.1)%	44.4%	48.9%	(4.5)%
Percentage rent increase - new leases (6)	0.2%	2.0%	(1.8)%	1.4%	2.2%	(0.8)%
Percentage rent increase - renewed leases (6)	5.2%	4.9%	0.3%	5.0%	4.7%	0.3%

1)

Building and ground repairs and maintenance includes $126 and $152 for the three months and $1,291 and $1,351 for the year ended December 31, 2015 and 2014, respectively, related to painting of communities.

2)

See Table 5 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.  See Table 2 on page 22 and Table 3 on page 24 for further information.

4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
6)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.  Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

Supplemental Financial Data	8 | Page

4th Quarter 2015

Same Store Results (Con’t)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Fourth Quarter 2015 to Fourth Quarter 2014 (1)

(Increase (decrease) between periods)

	Three months ended				Year ended
Market	Revenues	Expenses	NOI	Average Economic Occupancy	Revenues	Expenses	NOI	Average Economic Occupancy
Atlanta	3.7%	5.4%	2.6%	(0.2)%	4.6%	3.3%	5.4%	(0.1)%
Dallas	3.6%	7.5%	0.6%	0.7%	3.4%	5.7%	1.6%	0.4%
Houston	1.6%	(18.5)%	14.4%	2.4%	(0.5)%	(1.9)%	0.5%	(1.8)%
Austin	3.0%	(0.1)%	5.4%	1.7%	0.5%	7.2%	(4.8)%	(0.2)%
Washington, D.C.	1.8%	(2.8)%	4.1%	3.1%	0.7%	4.0%	(1.1)%	2.1%
Tampa	3.5%	7.8%	1.5%	(0.3)%	3.0%	(2.8)%	6.3%	(0.3)%
Orlando	3.6%	9.5%	0.3%	(1.1)%	3.3%	4.8%	2.4%	0.2%
Charlotte	2.3%	12.3%	(2.0)%	0.1%	2.3%	6.8%	0.3%	(0.8)%
Total	3.1%	4.3%	2.4%	0.8%	2.8%	3.7%	2.2%	0.3%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

								Avg. Rental
		% of NOI	Average Economic		Average Economic			Rate Per Unit
		Three months	Occupancy (1)		Occupancy (1)		Physical	Three months
		ended	Three months ended		Year ended		Occupancy at	ended
	Apartment	December 31,	December 31,		December 31,		December 31,	December 31,
Market	Units	2015	2015	2014	2015	2014	2015 (2)	2015 (3)
Atlanta	5,065	25.7%	96.8%	97.0%	96.9%	97.0%	95.5%	$ 1,416
Dallas	4,725	19.5%	97.0%	96.3%	96.5%	96.1%	95.8%	1,294
Houston	653	3.8%	94.7%	92.3%	93.5%	95.3%	91.3%	1,494
Austin	935	4.9%	96.0%	94.3%	94.3%	94.5%	94.1%	1,586
Washington, D.C.	2,645	20.0%	96.3%	93.2%	95.3%	93.2%	95.5%	1,884
Tampa	2,111	12.4%	96.8%	97.1%	96.9%	97.2%	95.7%	1,491
Orlando	898	4.9%	96.9%	98.0%	97.3%	97.1%	96.7%	1,500
Charlotte	1,748	8.8%	96.1%	96.0%	95.6%	96.4%	94.7%	1,308
Total	18,780	100.0%	96.6%	95.8%	96.1%	95.8%	95.4%	$ 1,465

1)

Average economic occupancy is defined as gross potential rent plus other rental fees less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.  Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts.  Average economic occupancy, including these amounts, would have been 96.2% and 95.2% for the three months and 95.7% and 95.2% for the year ended December 31, 2015 and 2014, respectively.  For the three months ended December 31, 2015 and 2014, net concessions were $160 and $290, respectively, and employee discounts were $173 and $173, respectively.  For the year ended December 31, 2015 and 2014, net concessions were $835 and $1,447, respectively, and employee discounts were $646 and $666, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units.  See Table 2 on page 22 and Table 3 on page 24 for further information.

Supplemental Financial Data	9 | Page

4th Quarter 2015

Same Store Results (Con’t)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results – Comparison of Fourth Quarter of 2015 to Third Quarter of 2015

	Three months ended
	December 31,	September 30,	%
	2015	2015	Change
Revenues:
Rental and other revenue	$ 82,649	$ 82,976	(0.4)%
Utility reimbursements	2,659	2,749	(3.3)%
Total rental and other revenues	85,308	85,725	(0.5)%
Property operating and maintenance expenses:
Personnel expenses	6,305	6,836	(7.8)%
Utility expense	4,166	4,618	(9.8)%
Real estate taxes and fees	13,359	13,621	(1.9)%
Insurance expenses	1,848	1,291	43.1%
Building and grounds repairs and maintenance (1)	4,324	4,683	(7.7)%
Ground lease expense	230	230	0.0%
Other expenses	2,100	2,408	(12.8)%
Total property operating and maintenance expenses
(excluding depreciation and amortization)	32,332	33,687	(4.0)%
Same store net operating income (2)	$ 52,976	$ 52,038	1.8%
Average economic occupancy	96.6%	97.0%	(0.4)%
Average monthly rental rate per unit	$ 1,465	$ 1,459	0.4%

1)	Building and grounds repairs and maintenance includes $126 and $432 for the three months ended December 31, 2015 and September 30, 2015, respectively, related to painting of communities.
2)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Fourth Quarter of 2015 to Third Quarter of 2015 (1)

(Increase (decrease) between periods)

Market	Revenues	Expenses	NOI	Average Economic Occupancy
Atlanta	(0.2)%	4.2%	(2.9)%	(0.7)%
Dallas	(0.8)%	3.3%	(4.0)%	(0.2)%
Houston	(0.8)%	(30.0)%	22.5%	(0.6)%
Austin	1.0%	(13.6)%	15.8%	1.4%
Washington, D.C.	(1.2)%	(19.2)%	10.1%	(0.8)%
Tampa	0.4%	(6.5)%	4.2%	(0.1)%
Orlando	(0.3)%	2.0%	(1.7)%	(1.4)%
Charlotte	(0.9)%	3.1%	(2.8)%	(0.3)%
Total	(0.5)%	(4.0)%	1.8%	(0.4)%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Supplemental Financial Data	10 | Page

4th Quarter 2015

Debt Summary

(In thousands) - (Unaudited)

Summary of Outstanding Debt at December 31, 2015 - Consolidated

		Percentage	Weighted Average
Type of Indebtedness	Balance	of Total Debt	Rate (1)
Unsecured fixed rate senior notes	$400,000	45.0%	3.9%
Unsecured bank term loan	300,000	33.7%	2.7%
Secured fixed rate notes	189,537	21.3%	6.0%
	$889,537	100.0%	3.9%

		Percentage	Weighted Average
	Balance	of Total Debt	Maturity (2)
Total fixed rate debt	$889,537	100.0%	4.3
Total variable rate debt - unhedged	-	0.0%	0.0
Total debt	$889,537	100.0%	4.3

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
			Weighted Avg.			Weighted Avg.
			Rate on Debt		Company	Rate on Debt
Aggregate debt maturities by year	Amount		Maturities (1)	Amount	Share	Maturities (1)
2016	$3,071		6.0%	$-	$-	-
2017	153,296		4.8%	85,723	21,431	5.6%
2018	3,502		6.0%	41,000	10,250	5.7%
2019	179,668	(3)	6.0%	51,000	17,850	3.5%
2020	300,000	(4)	2.7%	-	-	-
Thereafter	250,000		3.4%	-	-	-
	$889,537		3.9%	$177,723	$49,531	5.0%

Debt Statistics

	Year ended
	December 31,
	2015	2014
Interest coverage ratio (5)(6)	6.2x	4.7x
Interest coverage ratio (including capitalized interest) (5)(6)	5.5x	4.4x
Fixed charge coverage ratio (5)(7)	5.6x	4.3x
Fixed charge coverage ratio (including capitalized interest) (5)(7)	5.0x	4.1x
Total debt to annualized income available for debt service ratio (8)	4.5x	4.7x
Total debt as a % of undepreciated real estate assets
(adjusted for joint venture partner's share of debt) (9)	28.5%	30.0%
Total debt and preferred equity as a % of undepreciated real
estate assets (adjusted for joint venture partner's share of debt) (9)	29.8%	31.4%

1)

Weighted average rate includes credit enhancements and other fees, where applicable.  The weighted average rates at December 31, 2015 are based on the debt outstanding at that date.  Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of December 31, 2015, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)

Includes $0 outstanding on unsecured revolving lines of credit.  At December 31, 2015, the Company’s lines of credit bear interest at LIBOR plus 1.05% and mature in 2019 with a one year extension option.

4)

Includes an unsecured bank term loan that matures in January 2020.  The blended effective interest rate, after considering the impact of interest rate swap arrangements that hedge this debt is 2.69% through January 2018, the termination date of the interest rate swaps. Thereafter, the term loan bears interest at the stated rate of LIBOR plus 1.15%.

5)	Calculated for the year ended December 31, 2015 and 2014.
6)

Interest coverage ratio is defined as net income available for debt service divided by interest expense.  The calculation of the interest coverage ratio is a non-GAAP financial measure.  A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 28.

7)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders.  The calculation of the fixed charge coverage ratio is a non-GAAP financial measure.  A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 28.

8)	A computation of this ratio is included in Table 7 on page 28.
9)	A computation of these debt ratios is included in Table 6 on page 27.

Supplemental Financial Data	11 | Page

4th Quarter 2015

Debt Summary (CON’T)

(In thousands) - (Unaudited)

Senior Unsecured Public Notes Debt Ratings

Moody’s – Baa2 (stable)

Standard & Poor’s – BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

As of
Covenant requirement (1)	December 31, 2015
Consolidated Debt to Total Assets cannot exceed 60%	27%
Secured Debt to Total Assets cannot exceed 40%	6%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.4x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	6.2x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of
December 31, 2015
Consolidated debt, per balance sheet (A)	$889,537
Total assets, as defined (B) (Table A)	$3,283,838
Computed ratio (A÷B)	27%
Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$189,537
Computed ratio (C÷B)	6%
Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$889,537
Total secured debt (C)	(189,537)
Total unsecured debt (D)	$700,000
Total unencumbered assets, as defined (E) (Table A)	$3,067,449
Computed ratio (E÷D)	4.4x
Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual
Debt Service Charge

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$210,677
Annual Debt Service Charge, as defined (G) (Table B)	$34,028
Computed ratio (F÷G)	6.2x
Required minimum ratio	1.5x

Supplemental Financial Data	12 | Page

4th Quarter 2015

Debt Summary (con’t)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of
December 31, 2015
Total real estate assets	$2,203,193
Add:
Investments in and advances to unconsolidated real estate entities	3,856
Accumulated depreciation	1,023,652
Other tangible assets	53,137
Total assets for public debt covenant computations	3,283,838
Less:
Encumbered real estate assets	(212,533)
Investments in and advances to unconsolidated real estate entities	(3,856)
Total unencumbered assets for public debt covenant computations	$3,067,449

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge

Year ended
Consolidated income available for debt service	December 31, 2015
Net income	$80,793
Add:
Depreciation	87,458
Depreciation and amortization (company share) - unconsolidated entities	1,230
Amortization of deferred financing costs	1,747
Interest expense	31,587
Interest expense (company share) - unconsolidated entities	2,441
Other non-cash (income) expense, net	5,515
Income tax expense (benefit), net	1,184
Net loss on extinguishment of indebtedness	197
Less:
Gains on sales of real estate assets, net	(1,475)
Consolidated income available for debt service	$210,677

Annual debt service charge
Consolidated interest expense	$31,587
Interest expense (company share) - unconsolidated entities	2,441
Debt service charge	$34,028

Supplemental Financial Data	13 | Page

4th Quarter 2015

Summary Of Apartment Communities Under Development,

Land Held For Future Investment and acquisitions/disposition activity

(In millions, except units, square footage and acreage) – (Unaudited)

Communities Under Development

			Estimated			Estimated	Costs	Quarter	Estimated
		Number	Average	Estimated	Estimated	Total	Incurred	of First	Quarter of
		of	Unit Size	Retail	Total	Cost Per	as of	Units	Stabilized	Percent
Community	Location	Units	Sq. Ft. (1)	Sq. Ft. (1)	Cost (2)	Sq. Ft. (3)	12/31/2015	Available	Occup. (4)	Leased (5)
Under construction
Post Parkside™ at Wade, II	Raleigh, NC	406	910	-	$57.5	$156	$30.0	2Q 2016	3Q 2017	N/A
Post Afton Oaks™	Houston, TX	388	867	-	80.7	240	46.9	3Q 2016	4Q 2017	N/A
Post South Lamar™, II	Austin, TX	344	734	5,800	65.6	254	23.1	1Q 2017	2Q 2018	N/A
Post Millennium Midtown™	Atlanta, GA	356	864	-	90.6	295	14.0	2Q 2017	3Q 2018	N/A
Post River North™ (6)	Denver, CO	358	818	-	88.2	301	21.4	2Q 2017	3Q 2018	N/A
Post Centennial Park™	Atlanta, GA	438	808	-	96.0	271	15.9	1Q 2018	2Q 2019	N/A
Total		2,290		5,800	$478.6		$151.3
Substantially complete, in lease-up
The High Rise at Post Alexander™	Atlanta, GA	340	830	-	$74.8	$265	$74.0	2Q 2015	4Q 2016	52.6%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy or (ii) one year after completion of construction.
5)	Represents unit status as of February 3, 2016.
6)

The Company owns a 92.5% interest in an entity which is developing Post River North™. Total estimated cost represents aggregate costs of the joint venture and excludes any future promoted interest to the developer.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds.  There can be no assurance that projects held for future investment will be developed in the future or at all.

		Carrying Value	Estimated
		at December 31, 2015	Usable
Project	Metro Area	(in thousands)	Acreage
Centennial Park II	Atlanta, GA	$5,953	1.7
Frisco Bridges II	Dallas, TX	5,480	5.4
Wade III	Raleigh, NC	2,510	5.4
Other land parcels	Atlanta, GA	2,787	10.2
Total Land Held for Future Investment		$16,730	22.7

Acquisition/Disposition Activity

		Quarter		Est. Avg.		Year		Est. Total
		Acquired /		Unit Size	Retail	Completed/	Gross Price	Price Per	Cap
Property Name	Location	Disposed	Units	Sq. Ft. (1)	Sq. Ft.	Renovated	(thousands) (2)	Sq. Ft. (3)	Rate
Acquisitions
None
Dispositions
Post Rice Lofts™	Houston, TX	Q2 2014	308	904	44,734	1913 / 1998	$71,750	$222	5.3%	(4)
Post Luminaria TM (5)	New York, NY	Q3 2014	138	721	9,386	2002	111,500	$1,024	3.1%	(4)
Post Toscana TM	New York, NY	Q3 2014	199	817	11,700	2003	158,500	$909	2.7%	(4)
							$341,750
1)	Square footage amounts are approximate. Actual square footage may vary.
2)	Excludes transaction costs and planned up front capital expenditures, if any.
3)	The estimated total price per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).
5)	The Company owned 68% of Post Luminaria™.

Supplemental Financial Data	14 | Page

4th Quarter 2015

Capitalized Costs Summary

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment communities.  In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets.  All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment communities under development, construction, and major rehabilitation.  The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects.  The Company treats each unit in an apartment community separately for cost accumulation, capitalization and expense recognition purposes.  Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress.  The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy.  This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development com4Qmunity become available for occupancy.  In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months and year ended December 31, 2015 and 2014 is provided below.

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
New community development and acquisition activity (1)	$28,505	$22,136	$122,005	$71,104
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating
improvements (2)	3,321	2,116	10,974	7,677
Other community additions and improvements (3)	4,856	2,085	9,381	8,137
Annually recurring capital expenditures
Carpet replacements and other community additions and
improvements (4)	4,946	3,817	16,492	13,943
Corporate additions and improvements	46	314	987	3,914
	$41,674	$30,468	$159,839	$104,775

Other Data
Capitalized interest	$1,206	$769	$4,534	$3,115
Capitalized development and associated costs (5)	$1,318	$1,009	$4,903	$2,794

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

Supplemental Financial Data	15 | Page

4th Quarter 2015

Investments In Unconsolidated Real Estate Entities

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting.  A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
		Property			Ownership
Joint Venture Property	Location	Type		# of Units	Interest

Post Collier Hills® (1)	Atlanta, GA	Apartments		396	25%
Post Crest® (1)	Atlanta, GA	Apartments		410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments		396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments		269	35%

Financial Data
	As of
	December 31, 2015
	Gross				Company's
	Investment in	Mortgage		Entity	Equity
Joint Venture Property	Real Estate (6)	Notes Payable		Equity	Investment
Post Collier Hills® (1)	$58,150	$39,565	(2)	$8,943	$(4,410)	(1)
Post Crest® (1)	65,653	46,158	(2)	7,313	(7,393)	(1)
Post Lindbergh® (1)	65,033	41,000	(3)	13,913	(4,070)	(1)
Post Massachusetts Avenue™	74,445	51,000	(4)	3,674	3,856
Total	$263,281	$177,723		$33,843	$(12,017)

	Three months ended				Year ended
	December 31, 2015				December 31, 2015
		Company's	Mgmt.			Company's	Mgmt.
	Entity	Equity in	Fees &		Entity	Equity in	Fees &
Joint Venture Property	NOI	Income (Loss)	Other		NOI	Income (Loss)	Other
Post Collier Hills® (1)	$851	$41			$3,359	$155
Post Crest® (1)	915	30			3,701	137
Post Lindbergh® (1)	867	31			3,383	107
Post Massachusetts Avenue™	1,951	538			7,386	1,809
Total	$4,584	$640	$230	(5)	$17,829	$2,208	$905	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor.  The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture.  The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment.  These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

Supplemental Financial Data	16 | Page

4th Quarter 2015

Net Asset Value Supplemental Information (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

	Three months ended			As
Income Statement Data	December 31, 2015	Adjustments		Adjusted (3)
Rental revenues	$91,784	$(24)	(2)	$91,760
Other property revenues	5,308	(17)	(2)	5,291
Total rental and other revenues (A)	97,092	(41)		97,051
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	41,014	(4,585)	(2)	36,429
Property net operating income (Table 1) (A-B)	$56,078	$4,544		$60,622

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,912)
Assumed property capital expenditure reserve
($300 per unit per year based on 20,455 units)				(1,534)
Adjusted property net operating income				$56,176
Annualized property net operating income (C)				$224,704

Apartment units represented (D)	24,162	(3,707)	(2)	20,455

	As of			As
Other Asset Data	December 31, 2015	Adjustments		Adjusted
Cash & equivalents	$28,611	$-		$28,611
Real estate assets under construction, at cost (4)	151,270	72,356	(4)	223,626
Land held for future investment	16,730	-		16,730
Investments in and advances to unconsolidated real
estate entities (5)	3,856	(3,856)	(5)	-
Restricted cash and other assets	29,224	-		29,224
Cash & other assets of unconsolidated apartment entities (6)	6,215	(4,460)	(6)	1,755
Total (E)	$235,906	$64,040		$299,946

Other Liability Data
Indebtedness	$889,537	$-		$889,537
Investments in unconsolidated real estate entities (5)	15,873	(15,873)	(5)	-
Other liabilities (7)	116,262	(9,216)	(7)	107,046
Total liabilities of unconsolidated apartment entities (8)	180,717	(130,323)	(8)	50,394
Total (F)	$1,202,389	$(155,412)		$1,046,977

Other Data	As of December 31, 2015
	# Shares/Units	Stock Price		Implied Value
Liquidation value of preferred shares (G)				$43,392

Common shares outstanding	54,012
Common units outstanding	121
Total (H)	54,133	$59.16		$3,202,508

Implied market value of Company gross real estate
assets (I) = (F+G+H-E)				$3,992,931

Implied Portfolio Capitalization Rate (C÷I)				5.6%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”).  These measures, as adjusted, are also non-GAAP financial measures.  With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the fourth quarter ended December 31, 2015, for properties stabilized as of October 1, 2015, so that a capitalization rate may be applied and an approximate value for the assets determined.  Properties not stabilized as of October 1, 2015, are presented at full undepreciated cost.  Other tangible assets and total liabilities are presented at book value. The liquidation value of preferred shares is also presented.

Supplemental Financial Data	17 | Page

4th Quarter 2015

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended December 31, 2015, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up / development (a)	$(613)	$(60)	$(470)	(2,630)
Company share of unconsolidated entities	2,051	128	751	(1,077)
Corporate property management expenses	-	-	(3,298)	-
Corporate apartments and other	(1,462)	(85)	(1,568)	-
	$(24)	$(17)	$(4,585)	(3,707)

3)

The following table summarizes the Company’s share of the  “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended December 31, 2015:

		Property Operating
		Maintenance	Property Net	Percentage
	Rental and	Expenses (ex. Depr.	Operating	of	Apartment Units /
	Other Revenues	and Amort.)	Income (NOI)	Total NOI	Commercial Sq. Ft.
Atlanta	$23,801	$9,339	$14,462	23.9%	5,365
Dallas	18,858	8,553	10,305	17.0%	4,726
Houston	4,012	1,398	2,614	4.3%	895
Austin	4,498	1,926	2,572	4.2%	935
Washington, D.C.	16,496	5,200	11,296	18.6%	2,739
Tampa	10,977	3,588	7,389	12.2%	2,342
Orlando	6,113	2,249	3,864	6.4%	1,308
Charlotte	6,978	2,298	4,680	7.7%	1,748
Raleigh	1,256	468	788	1.3%	397
Commercial	4,062	1,410	2,652	4.4%	-
Total	$97,051	$36,429	$60,622	100.0%	20,455
Approximate commercial Sq. Ft.					689,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

The High Rise at Post Alexander™	$73,959
Post Parkside™ at Wade - Phase II	29,962
Post Afton Oaks™	46,900
Post South Lamar™ - Phase II	23,103
Post Millennium Midtown™	14,006
Post Centennial Park™	15,932
Post River North™ (a)	19,764
$223,626

(a)	The Company owns 92.5% of the consolidated real estate entity that owns this community. The amount above represents 92.5%

of the consolidated CIP balance for this community.

5)

The adjustments reflect reductions for investments in unconsolidated entities, as the net operating income of the Company’s respective share of net operating income of such investments in unconsolidated entities is included in the adjusted net operating income reflected above.

6)

The “As of December 31, 2015” amount represents cash and other assets of unconsolidated apartment entities.  The adjustment includes a reduction for the venture partners’ respective share of cash and other assets.   The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The “As of December 31, 2015” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet.  The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $9,216.

8)

The “As of December 31, 2015” amount represents total liabilities of unconsolidated apartment entities.  The adjustment represents a reduction for the venture partners’ respective share of liabilities.  The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Supplemental Financial Data	18 | Page

4th Quarter 2015

Non-Gaap Financial Measures And Other Defined Terms

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data.  These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios.  The definitions of these non-GAAP financial measures are summarized below.  The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, non-cash impairment charges on depreciable real estate, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs.  The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Supplemental Financial Data	19 | Page

4th Quarter 2015

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of newly stabilized communities, lease-up communities, held for sale communities, sold communities and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics.  Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses.  Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics – The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance.  The Company defines average economic occupancy as gross potential rent plus other rental fees less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

Supplemental Financial Data	20 | Page

4th Quarter 2015

Reconciliations Of Supplemental Non-Gaap Financial Measures

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Year ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2015	2014	2015	2015	2014
Total same store NOI	$52,976	$51,753	$52,038	$206,325	$201,962
Property NOI from other operating segments	3,102	1,851	2,685	11,116	11,899
Consolidated property NOI	56,078	53,604	54,723	217,441	213,861
Add (subtract):
Interest income	10	41	34	168	135
Other revenues	285	316	337	1,209	992
Depreciation	(22,710)	(21,145)	(22,073)	(87,458)	(84,759)
Interest expense	(7,814)	(8,751)	(7,927)	(31,587)	(40,286)
Amortization of deferred financing costs	(433)	(429)	(432)	(1,747)	(2,282)
General and administrative	(4,569)	(5,020)	(4,622)	(18,558)	(17,898)
Investment and development	(33)	(206)	(73)	(616)	(2,366)
Other investment costs	(66)	(61)	(165)	(519)	(768)
Severance, impairment and other	-	(513)	-	-	(2,266)
Equity in income of unconsolidated
real estate entities, net	640	380	603	2,208	1,788
Gains on sales of real estate assets, net	-	683	-	1,475	190,370
Other income (expense), net	(421)	605	(215)	(1,026)	19
Net loss on extinguishment of indebtedness	-	-	-	(197)	(18,357)
Net income	$20,967	$19,504	$20,190	$80,793	$238,183

Supplemental Financial Data	21 | Page

4th Quarter 2015

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q4 '15	Q4 '15	Q4 '15
	December 31,	December 31,	September 30,	vs. Q4 '14	vs. Q3 '15	% Same
	2015	2014	2015	% Change	% Change	Store NOI
Rental and other revenues
Atlanta	$ 22,614	$ 21,807	$ 22,665	3.7%	(0.2)%
Dallas	18,858	18,204	19,013	3.6%	(0.8)%
Houston	2,925	2,880	2,949	1.6%	(0.8)%
Austin	4,498	4,367	4,452	3.0%	1.0%
Washington, D.C.	15,504	15,226	15,700	1.8%	(1.2)%
Tampa	9,744	9,416	9,701	3.5%	0.4%
Orlando	4,187	4,041	4,201	3.6%	(0.3)%
Charlotte	6,978	6,822	7,044	2.3%	(0.9)%
Total rental and other revenues	85,308	82,763	85,725	3.1%	(0.5)%

Property operating and maintenance
expenses (exclusive of depreciation
and amortization)
Atlanta	8,982	8,525	8,621	5.4%	4.2%
Dallas	8,553	7,957	8,281	7.5%	3.3%
Houston	915	1,123	1,308	(18.5)%	(30.0)%
Austin	1,926	1,927	2,230	(0.1)%	(13.6)%
Washington, D.C.	4,919	5,059	6,089	(2.8)%	(19.2)%
Tampa	3,160	2,930	3,381	7.8%	(6.5)%
Orlando	1,579	1,442	1,548	9.5%	2.0%
Charlotte	2,298	2,047	2,229	12.3%	3.1%
Total	32,332	31,010	33,687	4.3%	(4.0)%

Net operating income
Atlanta	13,632	13,282	14,044	2.6%	(2.9)%	25.7%
Dallas	10,305	10,247	10,732	0.6%	(4.0)%	19.5%
Houston	2,010	1,757	1,641	14.4%	22.5%	3.8%
Austin	2,572	2,440	2,222	5.4%	15.8%	4.9%
Washington, D.C.	10,585	10,167	9,611	4.1%	10.1%	20.0%
Tampa	6,584	6,486	6,320	1.5%	4.2%	12.4%
Orlando	2,608	2,599	2,653	0.3%	(1.7)%	4.9%
Charlotte	4,680	4,775	4,815	(2.0)%	(2.8)%	8.8%
Total same store NOI	$ 52,976	$ 51,753	$ 52,038	2.4%	1.8%	100.0%

Average rental rate per unit
Atlanta	$ 1,416	$ 1,362	$ 1,405	4.0%	0.8%
Dallas	1,294	1,254	1,289	3.2%	0.4%
Houston	1,494	1,506	1,496	(0.8)%	(0.2)%
Austin	1,586	1,573	1,583	0.8%	0.2%
Washington, D.C.	1,884	1,928	1,890	(2.3)%	(0.3)%
Tampa	1,491	1,434	1,478	4.0%	0.9%
Orlando	1,500	1,440	1,484	4.2%	1.1%
Charlotte	1,308	1,277	1,310	2.4%	(0.1)%
Total average rental rate per unit	1,465	1,434	1,459	2.2%	0.4%

Supplemental Financial Data	22 | Page

4th Quarter 2015

Table 2 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Year ended
	December 31,	December 31,	%
	2015	2014	Change
Rental and other revenues
Atlanta	$ 89,632	$ 85,721	4.6%
Dallas	74,740	72,278	3.4%
Houston	11,609	11,663	(0.5)%
Austin	17,635	17,542	0.5%
Washington, D.C.	61,679	61,274	0.7%
Tampa	38,589	37,465	3.0%
Orlando	16,539	16,008	3.3%
Charlotte	27,707	27,085	2.3%
Total rental and other revenues	338,130	329,036	2.8%

Property operating and maintenance
expenses (exclusive of depreciation
and amortization)
Atlanta	35,107	33,979	3.3%
Dallas	33,289	31,487	5.7%
Houston	4,648	4,740	(1.9)%
Austin	8,355	7,794	7.2%
Washington, D.C.	22,029	21,172	4.0%
Tampa	13,179	13,560	(2.8)%
Orlando	6,168	5,885	4.8%
Charlotte	9,030	8,457	6.8%
Total	131,805	127,074	3.7%

Net operating income
Atlanta	54,525	51,742	5.4%
Dallas	41,451	40,791	1.6%
Houston	6,961	6,923	0.5%
Austin	9,280	9,748	(4.8)%
Washington, D.C.	39,650	40,102	(1.1)%
Tampa	25,410	23,905	6.3%
Orlando	10,371	10,123	2.4%
Charlotte	18,677	18,628	0.3%
Total same store NOI	$ 206,325	$ 201,962	2.2%

Average rental rate per unit
Atlanta	$ 1,396	$ 1,333	4.7%
Dallas	1,280	1,243	3.0%
Houston	1,503	1,480	1.6%
Austin	1,577	1,577	0.0%
Washington, D.C.	1,895	1,940	(2.3)%
Tampa	1,467	1,420	3.3%
Orlando	1,474	1,434	2.8%
Charlotte	1,301	1,261	3.2%
Total average rental rate per unit	1,453	1,421	2.3%

Supplemental Financial Data	23 | Page

4th Quarter 2015

Table 3 - Operating Community Table

			Avg.	Q4 2015		Q4 2015
Market /	Yr. Completed /		Unit	Avg. Monthly Rent		Average
Submarket /	Yr. of Substantial	No. of	Size	Per	Per	Economic
Community	Renovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,810	$1.78	95.5%
The High Rise at Post Alexander™ (3)	2015	340	830	1,917	2.31	30.3%
Post Brookhaven®	1990-1992	735	933	1,280	1.37	97.9%
Post Chastain®	1990, 2008	558	866	1,364	1.58	96.6%
Post Collier Hills® (1)(2)	1997	396	948	1,279	1.35	96.7%
Post Gardens®	1998	397	1,039	1,380	1.33	94.7%
Post Glen® (2)	1997	314	1,076	1,451	1.35	97.4%
Post Lindbergh® (1)(2)	1998	396	909	1,337	1.47	93.6%
Post Peachtree Hills®	1992-1994, 2009	300	978	1,489	1.52	97.5%
Post StratfordTM	2000	250	1,000	1,435	1.43	97.1%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,297	1.25	96.8%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,377	1.37	97.9%

Midtown
Post ParksideTM	2000	188	886	1,631	1.84	96.0%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,209	1.17	97.0%
Post Riverside®	1998	522	1,059	1,673	1.58	96.6%
Post SpringTM	2000	452	977	1,146	1.17	96.8%

Dallas
North Dallas
Post Addison CircleTM	1998-2000	1,334	846	1,167	1.38	97.6%
Post EastsideTM	2008	435	912	1,264	1.39	96.1%
Post Legacy	2000	384	810	1,177	1.45	95.2%
Post Sierra at Frisco Bridges™	2009	268	896	1,190	1.33	97.6%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	2,133	1.74	95.0%
Post Cole’s CornerTM	1998	186	800	1,245	1.56	97.0%
Post GalleryTM	1999	34	2,307	3,046	1.32	100.0%
Post HeightsTM	1998-1999, 2009	368	845	1,397	1.65	97.3%
Post Katy Trail™	2010	227	898	1,682	1.87	95.3%
Post MeridianTM	1991	133	780	1,506	1.93	93.5%
Post SquareTM	1996	217	856	1,422	1.66	95.9%
Post Uptown VillageTM	1995-2000	496	736	1,180	1.60	97.9%
Post VineyardTM	1996	116	733	1,206	1.65	97.8%
Post VintageTM	1993	160	750	1,276	1.70	98.0%
Post WorthingtonTM	1993, 2008	334	820	1,481	1.81	97.3%

Houston
Post 510™	2014	242	857	1,603	1.87	94.8%
Post Midtown Square®	1999-2000, 2013	653	783	1,494	1.91	94.7%

Supplemental Financial Data	24 | Page

4th Quarter 2015

Table 3 (con’t) - Operating Community Table

			Avg.	Q4 2015		Q4 2015
Market /	Yr. Completed /		Unit	Avg. Monthly Rent		Average
Submarket /	Yr. of Substantial	No. of	Size	Per	Per	Economic
Community	Renovations	Units	(Sq. Ft.)	Unit	Sq. Ft.	Occ.
Austin
Post Barton Creek™	1998	160	1,162	$1,815	$1.56	96.6%
Post Park Mesa™	1992	148	1,091	1,583	1.45	92.6%
Post South Lamar™	2012	298	853	1,585	1.86	95.9%
Post West Austin™	2009	329	889	1,476	1.66	97.5%

Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,680	1.71	96.5%
Post Park®	2010	396	975	1,653	1.70	94.3%

Virginia
Post Carlyle Square™	2006, 2013	549	890	2,258	2.54	96.6%
Post Corners at Trinity Centre (2)	1996	336	994	1,564	1.57	97.2%
Post Pentagon Row TM	2001	504	853	2,189	2.57	96.1%
Post Tysons Corner TM	1990	499	807	1,709	2.12	96.8%

Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,290	3.73	98.7%

Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,520	1.50	95.4%
Post Harbour PlaceTM	1999-2002	578	920	1,607	1.75	96.9%
Post Hyde Park® (2)	1996, 2008	467	1,011	1,570	1.55	96.3%
Post Rocky Point®	1996-1998	916	1,031	1,373	1.33	97.2%
Post Soho Square™	2014	231	880	1,763	2.00	96.7%

Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,534	1.51	98.3%
Post Lake® at Baldwin Park - Phase III	2013	410	960	1,572	1.64	96.4%
Post Lakeside™	2013	300	1,070	1,409	1.32	96.4%
Post ParksideTM	1999	248	867	1,560	1.80	95.7%

Charlotte
Post Ballantyne	2004	323	1,252	1,273	1.02	96.4%
Post Gateway PlaceTM	2000	436	804	1,162	1.45	96.3%
Post Park at Phillips Place®	1998	402	1,101	1,453	1.32	95.5%
Post South End™	2009	360	847	1,409	1.66	96.6%
Post Uptown PlaceTM	2000	227	800	1,225	1.53	95.9%

Raleigh
Post Parkside™ at Wade - Phase I	2013	397	875	1,075	1.23	94.1%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	During the period, this community, or portion thereof, was in lease-up.

Supplemental Financial Data	25 | Page

4th Quarter 2015

Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Year ended December 31, 2015
		Property	Net
	Rental and	Operating &	Operating
	Other Property	Maintenance	Income	NOI	Expense
	Revenues	Expenses	("NOI")	Margin	Margin
Same store communities	$338,130	$131,805	$206,325	61.0%	39.0%
Newly stabilized communities	17,195	6,676	10,519	61.2%	38.8%
Lease-up communities	5,283	3,141	2,142	N/A	N/A
Other property segments:
Corporate apartments	6,037	5,447	590	9.8%	90.2%
Commercial	16,152	5,541	10,611	65.7%	34.3%
Corporate property management expenses (1)	-	12,746	(12,746)
	$382,797	$165,356
Consolidated property NOI (2)			$217,441

Third-party management fees			$905

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$12,746
Less: Third-party management fees	(905)
Net property management expenses	$11,841

Denominator:
Total rental and other property revenues	$382,797
Less: Corporate apartment revenues	(6,037)
Adjusted property revenues	$376,760

Net property management expenses as a
percentage of adjusted property revenues	3.1%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income.

Supplemental Financial Data	26 | Page

4th Quarter 2015

Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2015	2014	2015	2014
Annually recurring capital expenditures by operating segment
Same store communities	$4,524	$3,601	$15,694	$13,156
Newly stabilized communities	36	10	52	30
Lease-up communities	7	5	13	38
Held for sale and sold communities	-	2	-	276
Commercial and other segments	379	199	733	443

Total annually recurring capital expenditures	$4,946	$3,817	$16,492	$13,943
Periodically recurring capital expenditures by operating segment
Same store communities	$3,942	$1,452	$7,615	$4,628
Newly stabilized communities	2	-	4	9
Lease-up communities	1	3	2	3
Held for sale and sold communities	-	-	-	614
Commercial and other segments	911	630	1,760	2,883

Total periodically recurring capital expenditures	$4,856	$2,085	$9,381	$8,137

Total revenue generating capital expenditures	$3,321	$2,116	$10,974	$7,677

Decrease (increase) in capital expenditure accruals	$584	$-	$(473)	$295

Total property capital expenditures per statements of cash flows	$13,707	$8,018	$36,374	$30,052

Table 6 - Computation of Debt Ratios

(In thousands)

	As of December 31,
	2015	2014
Total real estate assets per balance sheet	$2,203,193	$2,128,767
Plus:
Company share of real estate assets held in unconsolidated entities	57,468	57,554
Company share of accumulated depreciation - assets held in unconsolidated entities	15,797	14,183
Accumulated depreciation per balance sheet	1,023,652	937,310
Accumulated depreciation on assets held for sale	-	207
Total undepreciated real estate assets (A)	$3,300,110	$3,138,021

Total debt per balance sheet	$889,537	$892,459
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531
Total debt (adjusted for joint venture partners' share of debt) (B)	$939,068	$941,990

Total debt as a % of undepreciated real estate assets (adjusted for joint venture
partners' share of debt) (B÷A)	28.5%	30.0%

Total debt per balance sheet	$889,537	$892,459
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392
Total debt and preferred equity (adjusted for joint venture partners'
share of debt) (C)	$982,460	$985,382

Total debt and preferred equity as a % of undepreciated real estate assets
(adjusted for joint venture partners' share of debt) (C÷A)	29.8%	31.4%

Supplemental Financial Data	27 | Page

4th Quarter 2015

Table 7 - Computation of Coverage Ratios

(In thousands)

	Year ended
	December 31,
	2015	2014
Net income	$80,793	$238,183
Other non-cash (income) expense, net	5,515	4,233
Income tax expense (benefit), net	1,184	(19)
Gains on sales of real estate assets, net	(1,475)	(190,370)
Net loss on extinguishment of indebtedness	197	18,357
Non-cash impairment charge	-	450
Depreciation expense	87,458	84,759
Depreciation and amortization (company share) - unconsolidated entities	1,230	1,211
Interest expense	31,587	40,286
Interest expense (company share) - unconsolidated entities	2,441	2,441
Amortization of deferred financing costs	1,747	2,282
Income available for debt service (A)	$210,677	$201,813

Interest expense	$31,587	$40,286
Interest expense (company share) - unconsolidated entities	2,441	2,441
Adjusted interest expense (C)	34,028	42,727
Capitalized interest	4,534	3,115
Adjusted interest expense (including capitalized interest) (D)	$38,562	$45,842

Fixed charges for purposes of computation -
Adjusted interest expense	$34,028	$42,727
Dividends to preferred shareholders	3,688	3,688
Fixed charges (E)	37,716	46,415
Capitalized interest	4,534	3,115
Fixed charges (including capitalized interest) (F)	$42,250	$49,530

Total debt (adjusted for joint venture partners' share of debt) (see Table 6) (G)	$939,068	$941,990

Interest coverage ratio (A÷C)	6.2x	4.7x
Interest coverage ratio (including capitalized interest) (A÷D)	5.5x	4.4x
Fixed charge coverage ratio (A÷E)	5.6x	4.3x
Fixed charge coverage ratio (including capitalized interest) (A÷F)	5.0x	4.1x
Total debt to income available for debt service ratio (G÷A)	4.5x	4.7x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

December 31, 2015
Total Company shareholders' equity per balance sheet	$1,241,482
Plus:
Accumulated depreciation, per balance sheet	1,023,652
Noncontrolling interest of common unitholders - Operating Partnership	7,133
Less:
Deferred financing costs, net, per balance sheet	(6,948)
Preferred shares at liquidation value	(43,392)
Total undepreciated book value (A)	$2,221,927
Total common shares and units (B)	54,133
Company undepreciated book value per share (A÷B)	$41.05

Supplemental Financial Data	28 | Page